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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



NAME OF SUBSIDIARY                                       PLACE OF INCORPORATION
- ------------------                                       ----------------------

AMTROL-ALFA Metalomecanica, S.A.                         Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                                 Hong Kong

AMTROL Canada Ltd.                                       Ontario, Canada

AMTROL Export Sales Inc.                                 Barbados

AMTROL International Investments Inc.                    Rhode Island

AMTROL Ltd.                                              Delaware

Water Soft Inc.                                          Rhode Island

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.         Guimaraes, Portugal

AMTROL Management International Inc.                     Rhode Island

AGI Holdings Inc.                                        Rhode Island

AMTROL Europe Ltd.                                       United Kingdom

AMTROL Holdings Netherlands B.V.                         Netherlands

AMTROL Holding GmbH                                      Donaueschingen, Germany

AMTROL Wassererwarmer Beteiligungs GmbH                  Donaueschingen, Germany

Nova Emaillertechnik GmbH                                Donaueschingen, Germany

AMTROL NOVA GmbH & Co. K.G.                              Donaueschingen, Germany

AMTROL Poland Sp z.o.o.                                  Swarzedz, Poland



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